UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2012

VOIS, INC.

(Exact name of registrant as specified in its charter)

Florida	000-33035	95-4855709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3525 Del Mar Road, #802	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (858) 481-0423

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.03     AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

In connection with the share exchange transaction description below, as reported in the Registrant’s Annual Report on Form 10-K for the year ended September 30, 2012, the Registrant changed its fiscal year end to coincide with that of Mind Solutions, Inc., which is 12/31.

On October 19, 2012, VOIS Inc. (i) closed a share exchange transaction, pursuant to which VOIS Inc. became the 100% parent of Mind Solutions, Inc., and (ii) assumed the operations of Mind Solutions, Inc.

On October 19, 2012, we completed the acquisition of Mind Solutions, Inc. (“MSI”) pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”) among VOIS, MSI and Mind Solutions Acquisition Corp., a Nevada corporation and a wholly-owned subsidiary of the Company. Under the terms of the Merger Agreement Mind Solutions Acquisition Corp. was merged into Mind Solutions, Inc., and Mind Solutions, Inc. became our wholly-owned subsidiary. The shareholder of Mind Solutions, Inc. was issued a total of 196,000,000 shares of our common stock in exchange for their Mind Solutions, Inc. shares. After the merger and transactions that occurred at the same time as the merger, there were 243,031,045 shares of our common stock outstanding, of which 196,000,000, approximately 81%, were held by the former shareholders of Mind Solutions, Inc.

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 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOIS, INC. (Registrant)
Date: January 30, 2013

By: /s/ Kerry Driscoll Kerry Driscoll, Chief Executive Officer

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